PIMCO CORPORATE & INCOME OPPORTUNITY FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Corporate & Income Opportunity Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, E. Grace Vandecruze retired as a Trustee of the Trust, effective as of December 31, 2025.

NOW, THEREFORE, as a result of the foregoing Trustee retirement, the eight (8) Trustees of the Trust are:

Libby D. Cantrill	650 Newport Center Drive
Newport Beach, CA 92660

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David Flattum	650 Newport Center Drive
Newport Beach, CA 92660

Kathleen A. McCartney	1633 Broadway New York, New York 10019

Mark Michel	1633 Broadway
New York, New York 10019

Sonya Morris	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 9th day of January, 2026, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan G. Leshaw
Ryan G. Leshaw, Chief Legal Officer and Secretary

Signature Page – PIMCO Corporate & Income Opportunity Fund (PTY)